Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-201283 on Form F-1 of our report dated April 27, 2016, relating to the financial statements of BiondVax Pharmaceuticals Ltd. (the “Company”) for the year ended December 31, 2015, and to the reference to our firm under the caption “Experts” in such prospectus.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
January 26, 2017	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global